UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2011

Date of Report (Date of earliest event reported)

Bitzio, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-51688

(Commission File Number)

16-1734022

(IRS Employer Identification No.)

548 Market Street, Suite 18224, San Francisco, California, 94104

(Address of principal executive offices)

(213) 400-0770

Registrant’s telephone number, including area code

_______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 13, 2011, Bitzio, Inc.’s wholly owned subsidiary, Bitzio Holdings, Inc., entered into an agreement (the “Agreement”) with Mr. Amish Shah (the “Seller”) to acquire all of the shares of Bitzio Corp. There is no material relationship between Bitzio, Inc. and the Seller, other than the Agreement.

Bitzio Corp. is a company that focuses on developing niche mobile applications for consumers and organizations.

As consideration for the acquisition, Bitzio Holdings, Inc. will pay the Seller 5,000,000 shares of the common stock of Bitzio, Inc. on or before August 11, 2011. The closing date for the acquisition is on or before July 27, 2011.

A copy of the Agreement will be attached as an exhibit to Bitzio, Inc.’s quarterly report as filed on Form 10-Q for the period ending June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2011

BITZIO, INC.

/s/ Gordon C. McDougall

Gordon C. McDougall

Chief Executive Officer